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                                                                EXHIBIT 10.23.1


                       FIRST AMENDMENT TO CREDIT AGREEMENT




         THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into as of this 14th day of April, 1997, by and between CATALINA MARKETING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "Borrower"), the Lenders (as defined in the Agreement), and SUNTRUST BANK, TAMPA BAY, a Florida banking corporation, as agent for the Lenders (together with any successor agent, the "Agent").

                                   BACKGROUND

         Borrower, Agent and Lenders executed a credit agreement dated as of January 15, 1996 (as amended, supplemented, restated, replaced, or otherwise modified from time to time, the "Agreement"). Pursuant to the provisions of the Agreement, the Lenders established a revolving line of credit facility in the maximum aggregate principal amount of $30,000,000.00 in favor of Borrower (the "Revolving Credit Facility")


         Borrower has now requested Agent and Lenders to increase the Revolving Credit Facility to the maximum principal amount of $40,000,000.00 and to extend the maturity thereof. Agent and Lenders have agreed to the request of Borrower on the terms and conditions of this First Amendment.


         NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, the parties agree as follows:

         1. RECITALS. All of the above recitals are true and correct in every respect and are incorporated herein and made a part hereof.

         2. DEFINED TERMS. Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

         3.  REVOLVING CREDIT FACILITY.

         (a) The parties agree that the amount of the Revolving Credit Commitment of one of the Lenders shall be increased, as evidenced by the Revolving Credit Commitments of the Lenders set forth on the signature pages hereto. The parties further agree that the Revolving Credit Termination Date shall be extended for an additional year.

         (b) Accordingly, the definition of "Revolving Credit Commitment" contained in Subsection 1.1 of the Agreement is hereby amended to read as follows:

     "Revolving Credit Commitment" means the amount set forth with respect to a Lender on the signature pages
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      of this Agreement or any amendment thereto, or, if there has been a subsequent full or partial assignment of a Revolving Credit Commitment pursuant to the provisions of Subsection 10.17 hereof, as may be reflected on the records of Agent with respect to such assignment based on the respective Assignment and Acceptance Agreement.


         (c) The definition of "Revolving Credit Termination Date" contained in Subsection 1.1 of the Agreement is hereby amended by replacing the date "August 31, 1997" with the date "August 31, 1998."

         4.       NEW REVOLVING CREDIT NOTE.

                  (a) The increase in the Revolving Credit Commitment of the Lender shall be evidenced by a renewal promissory note of Borrower to the Lender in the principal amount equal to such Lender's Revolving Credit Commitment. Such note shall be deemed a "Revolving Credit Note" and shall be deemed issued pursuant to and subject to the terms of the Agreement, as amended hereby.

         5.        FINANCIAL COVENANT AMENDMENT.

                  (a) The financial covenant governing Consolidated Senior Debt to Consolidated Cash Flow at Subsection 5.15(b) of the Agreement is hereby replaced with the following:

         A ratio of Consolidated Senior Debt to the difference of Consolidated EBITDA and Consolidated Capital Expenditures which is less than or equal to 2.0 to 1.0 at the end of each fiscal quarter, with Consolidated Senior Debt calculated as of such quarter end and Consolidated EBITDA and Consolidated Capital Expenditures calculated for the four fiscal quarters then ending.

                  (b) The definition of "Consolidated EBITDA" is hereby added in alphabetical order to the definitions contained in Subsection 1.1 of the Agreement as follows:

         "Consolidated EBITDA" means net income or loss of Borrower and its Subsidiaries plus depreciation expense, amortization expense, interest expense, income taxes, and other non-cash charges, minus extraordinary income and gains and non-cash income, if any, and plus extraordinary losses, if any, all calculated on a consolidated basis and in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

                  (c) The definition of "Consolidated Capital Expenditures," is hereby added in alphabetical order to the
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definitions contained in Subsection 1.1 of the Agreement as follows:

         "Consolidated Capital Expenditures" means capital expenditures of Borrower and its Subsidiaries, calculated on a consolidated basis and in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         6. REQUIRED LENDERS. The parties agree that the Required Lender percentage under the Agreement shall increase from 67% to 76%, and accordingly, the definition of "Required Lenders" continued in Subsection 1.1 of the Agreement is amended by replacing each reference to "67%" with "76%."

         7. EXPENSES. Without limiting the provisions of Subsection 10.2 of the Agreement, Borrower covenants and agrees to pay all costs and expenses of Agent and Lenders in connection with the closing of the transaction evidenced hereby, including, but not limited to, Agent's or Lender's attorneys' fees, recording or filing costs or expenses, intangible taxes, documentary stamps, surtax and other revenue fees, and similar items.

         8. LOAN AGREEMENT, RATIFICATION, NO NOVATION. Each of the new
Revolving Credit Note and this Amendment shall be deemed to be a "Loan Document" for the purposes of the Agreement and hereof. Except as expressly modified or supplemented hereby, the Loan Documents and all agreements, instruments, and documents executed or delivered pursuant thereto have remained and shall remain at all times in full force and effect in accordance with their respective terms, and have not been novated by the provisions of this Amendment.

         9. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Amendment and to perform the transactions described herein, Borrower hereby makes the representations and warranties contained in Section 3 of the Agreement (other than Subsection 3.4, which is updated herein), on and as of the date of this Amendment and with respect to the new Loan Documents as well, and represents and warrants to Agent and Lenders that (a) Borrower is in compliance with all terms and conditions of the Agreement, and no Event of Default or event which, with the giving of notice of the passage of time, would constitute an Event of Default, has occurred and is continuing, (b) the financial statements and other information most recently provided to Agent and Lenders are correct, complete, and fairly present the financial condition of Borrower as at the date thereof and fairly present the results of the operations of Borrower for the period covered thereby, and that (c) there has been no material adverse change in the business, properties, or condition, financial or otherwise, of Borrower since the date of such financial statements or other information.

         10. NO WAIVER OF DEFAULT. The execution of this Amendment
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and the new Loan Documents shall not constitute a waiver of any default or Event of Default in the Agreement or any other Loan Document existing on the date hereof, nor shall it eliminate any right which Agent or Lenders may otherwise have to accelerate the indebtedness subject to the Agreement or exercise any other remedies by virtue of any default or Event of Default.

         11. ESTOPPEL AND RELEASE. Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of such party as against Agent and the Lenders with respect to the Revolving Credit Facility, or any aspect of the transactions contemplated thereby, or alternatively, that any such right of offset, defense, counterclaim, claim, or objection is hereby expressly waived. In connection with the foregoing, Borrower hereby releases and discharges Agent and the Lenders, their subsidiaries, affiliates, directors, officers, employees, attorneys, agents, successors, and assigns from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, duties, liabilities, or obligations, of any kind or character, including without limitation such claims and defenses as fraud, mistake, duress, and usury, whether in law or in equity, known or unknown, choate or inchoate, which it has had, now has, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the Revolving Credit Facility, or any aspect of the transactions contemplated thereby from the beginning of time until the date hereof.

         12. COMPLETE AGREEMENT; NO OTHER CONSIDERATION. This Amendment and the other new Loan Documents contain the final, complete, and exclusive expression of the understanding of the parties hereto with respect to the specific matters contained herein, and they supersede any prior negotiations or any prior or contemporaneous agreement or representation, oral or written, express or implied, by or between the parties related to the specific subject matter hereof. Without limiting the generality of the foregoing, there does not exist any consideration or inducement other than as stated herein for the execution, delivery, and performance by Borrower of this Amendment and the other new Loan Documents.

         13. CONSULTATION WITH COUNSEL. Borrower has had the opportunity to consult with counsel of its own choosing, and have discussed with such counsel the provisions of this Amendment and the other new Loan Documents or have freely and voluntarily elected not to discuss such provisions with counsel.

         14. COOPERATION, FURTHER ASSURANCES. Borrower agrees to cooperate with Agent and the Lenders so that the interests of Agent and the Lenders are protected and the intent of the Loan Documents and this Amendment can be effectuated. Borrower agrees to execute whatever further documents and to provide whatever further assurances Agent or the Lenders may reasonably request or
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deem necessary to effectuate the terms of the Revolving Credit Facility and this Amendment.

         15. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be signed in original counterparts and by facsimile transmission of signed counterparts, each of which shall be deemed an original, in any number, no one of which need contain all of the signatures of the parties, and as many as such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon the receipt by Agent of original signed counterparts of this Amendment from each of the parties or telecopy confirmation of the signing of such counterparts by each of the parties hereto.

         16. HEADINGS. The headings preceding the text of the paragraphs of this Amendment have been inserted solely for convenience of reference and shall neither constitute a part of this Amendment nor affect its meaning, interpretation, or effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


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                                 SIGNATURE PAGE

     First Amendment to Credit Agreement Among Catalina Marketing Corporation, SunTrust Bank, Tampa Bay, as Agent, and the Lenders party thereto.

                                      CATALINA MARKETING CORPORATION,
                                      a Delaware corporation


                                      By:____________________________
                                         Bruce Valentine
                                         Treasurer
                                                               (SEAL)


                                      Address:
                                        11300 9th Street North
                                        St. Petersburg, Florida 33716
                                        Attn: Bruce Valentine

                                        Fax No. (813) 579-5297
                                        Confirming Tel. No. (813) 579-5006

                                      With a copy to:
                                        PAUL, HASTINGS, JANOFSKY & WALKE
                                        399 Park Avenue
                                        New York, New York 10022
                                        Fax No. (212) 319-4090
                                        Confirming Tel. No. (212) 318-6521
                                        Attn:  Barry A. Brooks, Esq.




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                                 SIGNATURE PAGE

         First Amendment to Credit Agreement Among Catalina Marketing Corporation, SunTrust Bank, Tampa Bay, as Agent, and the Lenders party thereto.

                                   SUNTRUST BANK, TAMPA BAY, a
                                   Florida banking corporation,
                                   individually and as Agent


                                   By:
                                      -----------------------------
                                      Frank A. Coe
                                      Vice President

                                      Address and Lending Office:
                                      3601 34th Street North
                                      St. Petersburg, Florida 33713
                                      Attn:  Corporate Banking Division
                                      Fax No.  (813) 892-4810
                                      Confirming Tel. No. (813) 892-4954


Revolving Credit Commitment:  $30,000,000.00




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                                 SIGNATURE PAGE

     First Amendment to Credit Agreement Among Catalina Marketing Corporation, SunTrust Bank, Tampa Bay, as Agent, and the Lenders party thereto.

                                   FLEET NATIONAL BANK, SUCCESSOR BY MERGER
                                   TO FLEET BANK OF MASSACHUSETTS, N.A.,
                                   Lender


                                   By:
                                      ------------------------------
                                      Name:
                                      Title:



                                        Address and Lending Office:
                                      Mail Code MAOFO320
                                      75 State Street, 1 Federal Street
                                      Boston, Massachusetts  02110
                                      Fax No.  (617) 346-0689
                                      Confirming Tel. No. (617) 346-0146
                                      Attn:  Thomas J. Bullard

Revolving Credit Commitment:  $10,000,000.00